UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2007

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-50099	95-4451059
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 W. Valhalla Dr., Burbank, California 91505
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (818) 260-0930

______________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document:       4

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

TABLE OF CONTENTS

SECTION 1.	REGISTRANT'S BUSINESS AND OPERATIONS	1
SECTION 2.	FINANCIAL INFORMATION	1
SECTION 3.	SECURITIES AND TRADING MARKETS	1
SECTION 4.	MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS	1
SECTION 5.	CORPORATE GOVERNANCE AND MANAGEMENT	1
SECTION 6.	ASSET BACKED SECURITIES	1
SECTION 7.	REGULATION FD	1
SECTION 8.	OTHER EVENTS	1
Item 8.01	Other Events	1
SECTION 9.	FINANCIAL STATEMENTS AND EXHIBITS	1
SIGNATURES		2

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

            Not Applicable.

SECTION 2.  FINANCIAL INFORMATION

            Not Applicable.

SECTION 3.  SECURITIES AND TRADING MARKETS

            Not Applicable.

SECTION 4.  MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Not Applicable.

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

            Not Applicable.

SECTION 6.  ASSET BACKED SECURITIES

Not Applicable.

SECTION 7.  REGULATION FD DISCLOSURE

            Not Applicable.

SECTION 8.  OTHER EVENTS

Item 8.01  Other Events

            The Company has terminated its agreement with an investment banking company, dated September 13, 2006, for the private placement of the Company's common stock pursuant to Regulation S of the Securities Act of 1933, as amended (the "Registration S Private Placement").  The Company has ceased making the Regulation S Private Placement.  The Company issued a total of 129,000 shares of its common stock for total capital of $22,930 pursuant to the Regulation S Private Placement.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)	Financial Statements of Business Acquired
Not Applicable.

(b)	Pro Forma Financial Information
Not Applicable.
(c)	Exhibits
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IMAGING3, INC.

(Registrant)

Date:  January 2, 2007

               \s\                Dean Janes

                                   Dean Janes, Chief Executive Officer